                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 21, 1993



                                SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)


               Louisiana           1-6117               72-0296500
            (State or other      (Commission           (IRS Employer
             jurisdiction        File Number)       Identification No.)
           of incorporation)

                 1200 Smith Street
                    Suite 2400
                  Houston, Texas                   77002
               (Address of principal             (Zip Code)
                 executive offices)

       Registrant's telephone number, including area code: (713) 650-6200


      _____________________________________________________________________

          (Former name or former address, if changed since last report.)



                    Page 1 of ___.  Exhibit Index on page 5.
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Item 5.  Other Events.

         (a) Prior to the sale of the Company's oil and gas subsidiary, Pelto Oil Company, to Energy Development Corporation ("EDC") in 1989, Pelto entered into certain gas settlement agreements, including one with Transcontinental Gas Pipe Line Corporation ("Transco"). The Minerals Management Service ("MMS") of the Department of the Interior has reviewed the agreement entered into with Transco in 1988 to determine whether a payment to Pelto thereunder is associated with Federal or Indian leases and whether, in their view, any additional royalties may be due on that payment. MMS has advised EDC of a preliminary royalty underpayment determination resulting from its review, and that MMS proposes to direct EDC to compute any gas royalties attributable to what MMS characterizes as a "contract buydown." This does not constitute a final action by MMS; its stated purpose is to give an opportunity to comment or provide additional documentation that would refute or alter MMS's preliminary determination.

         In late December 1993, the Company was notified by EDC that EDC was exercising its indemnification rights under the 1989 stock purchase agreement for Pelto with respect to this matter. The Company is unable to determine what liability it may have, if any, with respect to this matter, but should the Company be required to make any payments to the MMS, such expenditures would result in a charge to discontinued operations.

         (b) The Company owns two inactive cement kiln dust disposal sites in Ohio that were formerly owned by a division of USX Corporation ("USX"). In September 1993, the Company filed a complaint against USX alleging that with respect to the larger of these two sites (the "Site"), USX is a potentially responsible party and therefore jointly and severally liable for costs associated with cleanup of the Site. USX answered the complaint in November 1993 by filing a motion to dismiss the lawsuit. The Company filed a response to the motion to dismiss in December 1993. In late December 1993, the Company received a preliminary engineering cost estimate which reflects that, based on information developed to date, costs of Site remediation will probably range between $8 million and $32 million. As previously reported, counsel to the Company on this matter has advised that it appears there is a reasonable basis for the apportionment of cleanup costs relating to the Site between the Company and USX, with USX shouldering substantially all of the cleanup costs because, based on the facts known at this time, the Company itself disposed of no cement kiln dust at the Site and is potentially liable under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 because of its current ownership of the Site. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Known Events, Trends and Uncertainties -- Environmental Matters" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1993.



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Item 7.  Financial Statements and Exhibits.

            (c)  The following documents are filed as Exhibits to this Current
         Report:

        Exhibit
         Number                                            Description of Exhibit
        -------                                            ----------------------
          4.1            Restated Articles of Incorporation of the Registrant, as amended.
          4.2            Registration Rights and  Lock Up Agreement dated  November 22, 1993, among  the Registrant,
                         Richard  C. Blum  &  Associates,  Inc.  and  the  Carpenters  Pension  Trust  for  Southern
                         California.

          4.3            Indenture  dated as of October 15,  1991, between the Registrant  and State Street Bank and
                         Trust Company  of  Connecticut,  National Association,  as  amended by  First  Supplemental
                         Indenture dated as of December 10, 1993.

          10.1           Restated  and Amended  Credit Agreement dated  as of  November 19,  1993, by and  among the
                         Registrant and the banks named therein.





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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                             SOUTHDOWN, INC.
                                             (Registrant)


Date: January 4, 1994                        By: /s/  JAMES L. PERSKY
                                                ______________________________
                                                James L. Persky
                                                Senior Vice President-Finance





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
                                 Exhibit Index


        Exhibit
         Number                                      Description of Exhibit                                 Page
        -------                                      ----------------------                                 ----
          4.1            Restated Articles of Incorporation of the Registrant, as amended.
          4.2            Registration Rights and Lock Up Agreement dated  November 22, 1993, among the
                         Registrant, Richard  C. Blum &  Associates, Inc. and  the Carpenters  Pension
                         Trust for Southern California.

          4.3            Indenture dated  as of  October 15,  1991, between the  Registrant and  State
                         Street  Bank  and  Trust  Company  of Connecticut,  National  Association, as
                         amended by First Supplemental Indenture dated as of December 10, 1993.

          10.1           Restated and Amended Credit Agreement dated as  of November 19, 1993, by  and among the Registrant and the banks named therein.





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